                                                                   EXHIBIT 10(h)


PORTIONS OF THIS EXHIBIT IDENTIFIED BY "***" HAVE BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE FREEDOM OF INFORMATION ACT.

                         MOBILE GAS SERVICE CORPORATION
                            TRANSPORTATION AGREEMENT


         THIS AGREEMENT (this "Agreement") is made and entered into as of this 12th day of November, 1999, by and between MOBILE GAS SERVICE CORPORATION, an Alabama Corporation, with a mailing address of P. O. Box 2248, Mobile, Alabama 36652, herein called "Mobile Gas," and MOBILE ENERGY LLC, a Delaware limited liability company, with a mailing address of 650 Dundee Road, Suite 350, Northbrook, Illinois 60062, herein called "Customer." Capitalized terms used in this Agreement shall have the meanings given to such terms in the body of this Agreement or in EXHIBIT B attached hereto and made a part hereof, as the case may be.

         Whereas, Customer desires to use natural gas for the operation of the Customer's steam and power generation facility (the "Customer's Facility") to be constructed and located adjacent to the International Paper Company ("IP") plant on Telegraph Road in Mobile, Alabama; and

         Whereas, Mobile Gas operates a system (the "Mobile Gas System") for the distribution of natural gas from natural gas transmission pipelines and processing plants and Customer or its designees have such gas available for redelivery to the Customer's facility.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                       ARTICLE I - TRANSPORTATION SERVICE

1.1 Subject to the terms and conditions of this Agreement, Mobile Gas agrees to receive into the Mobile Gas System at the Point of Delivery and transport and deliver on a firm basis to the Point of Redelivery a total quantity of Gas up to 54,000 MMBtu per Day (the "Contract Demand"), but not, unless otherwise agreed by the parties, to exceed 2,250 MMBtu per hour. The Point of Delivery shall be at the Mobile Gas interconnection with Koch Gateway Pipeline Company (hereinafter "Koch") at Whistler Junction (SLN 2460). Mobile Gas will tender for delivery to Customer at the Point of Redelivery quantities of Gas thermally-equivalent to those delivered to Mobile Gas by Customer (or for the account of Customer) at the Point of Delivery. Customer agrees to pay Mobile Gas the transportation rate herein provided for all Gas transported and delivered to Customer at the Point of Redelivery. The "Point of Redelivery" shall be the Customer's flange downstream of the Mobile Gas metering station on Customer's premises.

1.2 The effective RATE for such transportation service (including minimum billings with respect to the Contract Demand) is as specified in EXHIBIT A which is attached hereto and made part of this Agreement. This is a special negotiated rate. Mobile Gas shall be the sole transporter delivering Gas to the Customer's Facility during the term of this Agreement, subject to the right of Customer to use alternative means of transportation to the extent reasonably necessary to cover or otherwise mitigate any force majeure or failure by Mobile Gas (whether excused hereunder or not) to transport and deliver the Contract Demand to the Customer's Facility for the duration of such force majeure or failure.

1.3 Customer may increase the Contract Demand once every twelve months by a written request from the Customer and written approval by Mobile Gas; provided that, Mobile Gas agrees to approve any such request to the extent uncommitted capacity is then available on the Mobile Gas System. In addition to and without limiting *** rights under *** shall have the right to *** by a written notice from the *** to ***; provided that, any such *** shall not *** and the *** shall not *** under this Agreement.

1.4 All natural gas transported under this Agreement shall be used at the Customer's Facilities. Customer shall not allow any other entity to utilize the gas delivered pursuant to this Agreement. Failure to comply with this provision shall be deemed to constitute a material breach of this Agreement by Customer.

                         ARTICLE II - TERM OF AGREEMENT

2.1 The Customer's Facility shall be ready for performance testing on or before March 1, 2001, but not before January 1, 2001 for purposes of this Agreement. This date may be extended due to a force majeure event; provided, however, said force majeure event shall not delay the testing of the plant for more than 18 months. Customer shall provide Mobile Gas 60 days advance written notice of the estimated date on which Customer believes that it will first need Gas for performance testing of the Customer's Facility. The "Test Gas Period" shall be defined as the period beginning on the date Gas is first delivered to the Customer's Facility pursuant to this Agreement and ending on the first day of the month following the earlier of (i) the 90th day thereafter, as such 90th day may be extended due to the occurrence during the performance testing of a force majeure event (with such extension not to exceed 90 additional days in the aggregate) or (ii) the date on which Customer commences the sale on a regular basis of commercial quantities of electric power generated at the Customer's Facility, excluding sales in connection with performance testing of the Customer's Facility. During the Test Gas

Period, Mobile Gas shall bill and Customer shall pay the transportation rate consistent with the rate for transportation service specified in EXHIBIT A on the volumes of Gas delivered to the Customer's Facility, and minimum billing shall not be applicable to the Test Gas Period or any Gas delivered during the Test Gas Period. During the Test Gas Period, Customer will not be permitted to transport more than the Contract Demand. Beginning on the first day of the Primary Term the effective rate for transportation service specified in EXHIBIT A, including minimum billing as provided in EXHIBIT A, will apply. Customer shall provide Mobile Gas written notification of its intent to commence commercial operations at least five business days prior to the end of the Test Gas Period.

2.2 The term of this Agreement consists of (i) the Test Gas Period plus (ii) a primary term of *** (the "Primary Term") which shall commence on the last day of the Test Gas Period. Unless earlier terminated, the term of this Agreement shall be automatically extended for an additional *** term at the expiration of the Primary Term and for successive additional *** terms thereafter, unless either party shall notify the other in writing not less than 90 days prior to the expiration date of the Primary Term or of any such additional *** term, as the case may be, of its intention to terminate this Agreement.

2.3 Notwithstanding the provisions of Section 2.2, the provisions of this Agreement that by their sense and context are applicable to the parties' rights and obligations under this Agreement prior to the Test Gas Period, shall be effective as of the effective date hereof. The termination of this Agreement shall not relieve either party of its obligations and liabilities hereunder (i) with respect to the period prior to termination or its actions prior to termination or (ii) which arise as a result of such termination.

2.4 All of Customer's obligations under this Agreement are contingent upon Customer successfully obtaining financing for the Customer's Facility on or before ***. Customer shall notify Mobile Gas within fifteen (15) days of the date it obtains financing for the Customer's Facility ("Financing Date"). All terms and conditions of financing for the Customer's Facility, and the acceptability or non-acceptability thereof, shall be at Customer's sole discretion. Mobile Gas shall not be obligated to provide transportation services under this Agreement earlier than 12 months from the Financing Date.

2.5 This Agreement may only be terminated prior to the expiration of the initial term or a renewal term hereof, if any, as the case may be:

                           (a) by Mobile Gas, (i) at any time prior to the payment of such amount by Customer, if Customer fails to pay any amount within forty-five (45) days after the same becomes due under Section
         5.3 or (ii) after occurrence of any other material breach by Customer in the performance of its obligations hereunder and the continuance of such breach forty-five (45) days after written notice by Mobile Gas to Customer of such breach and demand by Mobile Gas that Customer cure same, or (iii) at any time after March 16, 2000, if Customer has not provided notice of obtaining acceptable financing to Mobile Gas, as provided for in Section 2.4.

                  (b) by Customer, (i) at any time prior to the payment of such amount by Mobile Gas, if Mobile Gas fails to pay any amount within forty-five (45) days after the same becomes due under Section 5.3 or
         (ii) after occurrence of any material breach by Mobile Gas in the performance of its obligations hereunder and the continuance of such breach forty-five (45) days after written notice by Customer to Mobile Gas of such breach, or (iii) at any time after 140 days from the date of this Agreement, if Mobile Gas has failed to provide Customer a copy of the Alabama Public Service Commission's final, non-appealable order approving this Agreement.

                  (c) by ***, upon ***, in the event ***, for any reason, including, but not limited to *** but excluding ***. *** shall not be permitted to terminate this Agreement under this Section 2.5(c) on account of ***. *** notice of termination under this Section 2.5(c) may
         ***.

                  (d) by ***, upon ***, if at any time and for any reason ***
         (i) *** or (ii) ***.

2.6 If this Agreement is terminated by: (i) Customer for any reason other than an unexcused service interruption by Mobile Gas; or (ii) by Mobile Gas pursuant to 2.5 (a) (i) or (ii), before the conclusion of the eleventh contract year of the Primary Term, Customer shall be obligated to pay Mobile Gas an Exit Fee, as determined in accordance with Exhibit C attached hereto and made a part of this Agreement.

                      ARTICLE III - MEASUREMENT AND QUALITY

3.1 The volumes of natural gas delivered hereunder shall be measured at an equivalent pressure base of 14.73 pounds per square inch absolute (psia) and an assumed atmospheric pressure of 14.7 psia, and at a temperature base of 60 degrees Fahrenheit. The volume of natural gas determined hereunder may be adjusted to give effect to the deviation of such gas from Boyle's Law in accordance with standard procedure.

3.2 The Gas delivered by Customer to Mobile Gas and the Gas redelivered by Mobile Gas to Customer pursuant to this Agreement shall be of merchantable quality, and:

         (a) Shall not have a water content in excess of seven (7) pounds of water per million (1,000,000) cubic feet of gas measured at a pressure base of 14.73 psia and at a temperature base of 60 degrees Fahrenheit, as determined by dew point or other moisture measuring equipment in general use in the industry and mutually acceptable to the contracting parties.

         (b) Shall not contain more than one (1) grain of hydrogen sulfide per one hundred (100) cubic feet as determined by quantitative methods in general use in the industry and mutually acceptable to both parties.

         (c)      Shall not contain in excess of:

                  (i) Three percent (3.0%) by volume carbon dioxide.

                  (ii) Two percent (2.0%) by volume oxygen.

         (d) The Gas shall be commercially free from dust, gum, gum-forming constituents or other liquid or solid matter which might become separate from the Gas in the course of transportation through pipelines or cause damage to Customer's Facility.

                 ARTICLE IV - POINTS OF DELIVERY AND REDELIVERY

4.1 Gas shall be tendered by Customer's Transporter to Mobile Gas for transportation hereunder at the Point of Delivery specified in EXHIBIT A. Customer's Transporter shall be responsible for providing all facilities required to deliver Gas to the Point of Delivery at a minimum delivery pressure of 550 psig. *** shall not *** to the extent that *** and *** complies with *** provided ***. Both parties recognize that the operations of Customer's Transporter may result in gas being delivered at less than

550 psig from time to time and that when that occurs, Mobile Gas will use its best efforts to continue to deliver Customer's Gas at sufficient volumes and pressures, in an effort to enable Customer to continue its operations. Nominated deliveries of Gas by Customer's Transporter to Mobile Gas for the account of Customer at the Point of Delivery shall be credited to Customer's account with Mobile Gas on a daily basis.

4.2 The "Minimum Redelivery Pressure" at the Point of Redelivery shall be 500 psig or such other minimum delivery pressure, not to exceed 500 psig, as Customer may from time to time designate by written notice to Mobile Gas; provided that, Gas shall be deemed to have been delivered at the Minimum Redelivery Pressure to the extent such Gas is delivered at the Point of Redelivery at a lower pressure and such lower pressure does not impact Customer's ability to operate the Customer's Facility. Maintenance by Mobile Gas of Gas delivery pressure at the Point of Redelivery at a minimum of 500 psig and a maximum of 575 psig at the Point of Redelivery shall be deemed adequate to facilitate redelivery of Gas to Customer at the Delivery Point for purposes of this Agreement. In the event Mobile Gas is unable to maintain Gas delivery pressure at the Point of Redelivery at a minimum of 500 psig, Mobile Gas will notify Customer as soon as practicable as to all measures which Mobile Gas will undertake to eliminate and/or mitigate such inability, and will consider and respond to all input received from Customer in a timely manner concerning such elimination and/or mitigation measures.

4.3 Customer shall own and shall be solely responsible for the design, installation, construction, operation and maintenance of its pipeline from the Point of Redelivery to the Customer's Facility. Mobile Gas shall own and shall be solely responsible for the design, installation, construction, operation and maintenance of all facilities commencing at the Point of Delivery and terminating at the Point of Redelivery, including, without limitation, all facilities placed by Mobile Gas on the below referenced easements to be granted by Customer to Mobile Gas. Mobile Gas shall at its expense (and without cost or reimbursement from Customer) design, install and construct all facilities commencing at the Point of Delivery and terminating at the Point of Redelivery as may be necessary to enable it to redeliver Gas to Customer at the Point of Redelivery at the Contract Demand volume commencing on the date first needed by Customer for performance testing of Customer's Facility as contemplated by
Section 2.1, including all necessary upgrading of Mobile Gas's existing facilities and the addition of all necessary measurement and regulation facilities. Customer, without additional consideration, shall grant to Mobile Gas an easement, in form and substance reasonably acceptable to both Parties at a mutually acceptable location on Customer's property, for the installation, construction, operation and maintenance by Mobile Gas of a metering station, including measurement and regulation equipment, necessary piping and other appurtenant facilities, above and below ground, for the delivery, measurement and regulation of Gas at the Point of Delivery. Customer, without additional consideration, shall also grant to Mobile Gas an easement, in form and substance reasonably acceptable to both parties, for a pipeline across Customer's Facility site from the Mobile Gas System. Mobile Gas shall be solely responsible for all activities relating to the use of such easements by Mobile Gas or any of Mobile Gas's employees, agents or contractors.

                               ARTICLE V - BILLING

5.1 On or before the seventh (7th) business day of each calendar month Mobile Gas shall render to Customer a statement of the amount of Gas transported and delivered hereunder by Mobile Gas to Customer (or Customer's designee) at the Point of Redelivery during the preceding calendar month, and shall also render a bill for all Gas so transported and delivered. Customer shall make payment to Mobile Gas at Mobile Gas office, P. O. Box 2248, Mobile, Alabama 36652 by the 25th calendar day following the end of such preceding calendar month. Should Customer fail to pay any amount due to Mobile Gas when the same is due, and such failure to pay continues for 15 days, other than due to a good faith dispute, Mobile Gas may suspend deliveries of Gas hereunder until such amount is paid, and the exercise of such right shall be in addition to any and all other remedies available to Mobile Gas.


5.2 Within thirty days after the end of each Contract Year, Mobile Gas shall render to Customer a statement of the amount, if any, by which the aggregate billings by Mobile Gas to Customer during the preceding Contract Year with respect to the Whistler Junction Contract Demand were less than the minimum annual bill specified in Paragraph 2 of EXHIBIT A (the "Minimum Bill Balance"), and if there exists a Minimum Bill Balance, shall also render a bill for such amount. Customer shall make payment to Mobile Gas of the Minimum Bill Balance, if any, within twenty days after the receipt of such bill, unless a good faith dispute exists in regard to such sum.

5.3 In the event that either party fails to pay any amounts owing by such party to the other party hereunder when due, interest shall accrue and be payable on all unpaid amounts from the date due until paid at a rate of interest equal to the lesser of (i) 2% per annum over the rate of interest reported as the "prime rate" in the "Money Rates" section of The Wall Street Journal or any successor thereto, as such rate may change from time to time, or (ii) the maximum rate of interest permitted by applicable law. In the event of a good faith dispute as to any sum due hereunder, the amount in dispute shall be due following resolution of such dispute as hereinafter provided, the parties shall work to resolve such dispute as rapidly as feasible, and any sums not in dispute shall be paid when due. Upon resolution of the relevant dispute, any sums due from either party to the other shall be paid within 15 days after the resolution of such dispute. Any disputed amount which was not paid and is later determined to be due shall be subject to interest charges at the aforesaid rate from the date such amount would originally have been due if not disputed, and any disputed amount which was paid and is later determined not to be due shall be refunded with interest at the aforesaid rate from the date originally paid until refunded.

                           ARTICLE VI - FORCE MAJEURE

6.1 In the event a party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement (other than its payment obligations), such party shall give notice and reasonably full particulars of such force majeure in writing, or by FAX, to the other party within a reasonable time after the occurrence of the cause relied on, and the obligations of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch. The term, "force majeure," as employed herein shall mean acts of God; strikes, lockouts, or other industrial disturbances; conditions arising from a change in governmental laws, orders, rules or regulations; acts of public enemy; wars; blockades; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; storms; floods; washouts; arrests and restraints of governments and people; civil disturbances; explosions; breakage or accident to plant, facilities, machinery, equipment or lines of pipe; unplanned or forced outages (shutdowns) of plant, facilities, machinery, equipment or lines of pipe for inspection, maintenance or repair; the necessity for making repairs, tests or alterations to equipment, machinery or lines of pipe; loss, interruption or failure of electricity, gas, water or other utilities provided by third parties; freezing of wells or lines of pipe; partial or entire failure of wells, processing or gasification and gas manufacturing facilities; and any other causes, whether of the kind herein enumerated or otherwise, not within the control of the party claiming suspension, and which by the exercise of due diligence, such party is unable to prevent or overcome. Such term shall likewise include: (a) those instances where either Mobile Gas or Customer is required to obtain servitudes, rights-of-way, grants, permits or licenses to enable such party to fulfill its obligations under this Agreement; the inability of such party in acquiring, at reasonable costs, and after the exercise of reasonable diligence, such servitudes, rights-of-way, grants, permits or licenses, and (b) those instances where either Mobile Gas or Customer is required to furnish or obtain equipment, parts, materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such party to fulfill its obligations under this Agreement; the inability of such party to acquire, or the delays on the part of such party in acquiring, at reasonable costs, and after the exercise of reasonable diligence, such equipment, parts, materials and supplies, permits and permissions. Force majeure shall not include failure of gas supply due to pricing considerations.

6.2 It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.


                           ARTICLE VII - LAW GOVERNING

7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

                           ARTICLE VIII - ARBITRATION

8.1 It is agreed, as a severable and independent arbitration agreement separately enforceable from the remainder of this Agreement, that in the event Mobile Gas and Customer are unable to amicably resolve any dispute or difference arising under or out of, in relation to or in any way connected with this Agreement (whether contractual, tortious, equitable, statutory or otherwise, and including any dispute as to the construction, existence, validity, interpretation, enforceability, amendment or breach of this Agreement), all such disputes or differences, upon the election of Mobile Gas or Customer, shall be finally and exclusively resolved by binding arbitration in Mobile, Alabama, or such other location mutually agreed to by Mobile Gas and Customer, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), except as provided hereinafter. Neither party hereto shall be obligated to arbitrate any claim for injunctive relief from a court required in order to prevent irreparable harm to such party; provided, however, that any dispute with respect to which such claim for injunctive relief has been asserted shall be subject to arbitration promptly following the grant or denial of such requested injunctive relief. Judgment upon any arbitration award may be entered and execution had in any court having jurisdiction thereof or application may be made to such court for a judicial acceptance of the decision and an order of enforcement.

8.2 The party desiring arbitration shall give written notice to that effect to the other party to such dispute by certified mail, return receipt requested, notifying such party of a dispute to be arbitrated hereunder and expressly referencing this Section 8.2 of this Agreement. Such notice shall also specify the name, address, telephone number and telecopy number of the person designated to act as arbitrator on behalf of the party sending such notice. Within 15 days after receipt of such notice, the party receiving such notice shall give written notice specifying the name, address, telephone number, and telecopy number of the person designated to act as arbitrator on its behalf. The two (2) arbitrators so selected by the respective parties

(or selected by the American Arbitration Association office as provided below) shall confer and select a third arbitrator to act as the neutral arbitrator under the AAA Rules within 15 days after notice is given of the selection of the second arbitrator. If either party fails to notify the other party of the arbitrator selected by it within 15 days after receiving notice of the arbitrator selected by the other party, of if the two (2) selected arbitrators fail to select a third arbitrator within 15 days after notice is given of the selection of the second arbitrator, then such second arbitrator or third arbitrator, as the case may be, shall be selected, upon the application of any party or its arbitrator, by the American Arbitration Association office in Atlanta, Georgia, within ten days of the receipt of such application. Any arbitrator selected by the American Arbitration Association office shall be required to meet the same qualifications, and shall be subject to the same disclosure and disqualification requirements and procedures, as a neutral arbitrator under the AAA Rules. The panel of arbitrators so appointed shall promptly meet and, within 60 days after such appointment of the panel of arbitrators, (i) permit such depositions of such party as the arbitrators deem appropriate, (ii) receive written statements of each party, and (iii) hold any hearings necessary to obtain documents or other information to decide the matter. Within 30 days following receipt of all such documents and other information, the arbitrators shall decide and announce their decision concerning the dispute. Any decision in which a majority of the arbitrators concur shall be binding and conclusive upon the parties. The arbitrators shall not have authority to award exemplary or punitive damages. Each party shall bear the compensation and expenses of its own legal counsel, witnesses and employees and of any arbitrator that it or the American Arbitration Association office has selected to act on its behalf. Except as provided above, the cost of arbitration, including the fees of the third arbitrator, shall be borne by the losing party, unless the arbitrators decide otherwise. If the arbitrators determine that a party has acted without substantial justification in the arbitration, the arbitrators may require such party to bear all or any part of the compensation and expenses of the other party's legal counsel, witnesses and arbitrator.


                        ARTICLE IX - NOMINATION PROCEDURE

9.1 Customer shall provide to Mobile Gas a daily *** confirming nomination to match the nomination made from Customer's Transporters. Customer's confirmation may be made by voice or fax prior to 3 P.M., Mobile Alabama time, the day before a weekday delivery and prior to 3 P.M., Mobile Alabama time, on the Friday before any weekend or Monday delivery. In the event Mobile Gas is made aware of a discrepancy between the amount of gas confirmed by Customer's Transporter for delivery to Customer and the amount of gas nominated by Customer to Mobile Gas for redelivery, Mobile Gas shall notify Customer of such discrepancy. Customer may nominate Gas it does not need at the Customer's Facility to other entities at the Point of Delivery.

9.2 Mobile Gas and Customer understand that maintaining gas balance between receipts and deliveries is important to the success of both Customer's and Mobile Gas' operations hereunder. Both parties agree to use their best efforts to exchange necessary information and to maintain gas balances. Customer agrees to use all reasonable efforts to balance its deliveries to the Point of Delivery with its receipts at the Point of Redelivery. If Customer fails to do so, Mobile Gas may, in addition to its imbalance remedies set forth in 9.3, take such action as may be reasonably necessary to maintain the integrity of its system.

9.3 The parties shall use all reasonable efforts to avoid imposition of imbalance charges, penalties, or fees by any third party supplier or transporter. If, during any month, Customer or Mobile Gas receives an invoice from a third party supplier or transporter which includes imbalance charges, the parties shall use their best efforts to promptly determine the validity as well as the cause of such imbalance charges. If the parties determine that the imbalance charges were incurred as a result of Customer's actions or inactions (which shall include, but shall not be limited to, Customer's failure to accept quantities of gas at the Point of Redelivery equal to the nominated gas), then Customer shall pay for such imbalance charges or reimburse Mobile Gas for such imbalance charges paid by Mobile Gas to the third party transporter or supplier. If the parties determine that the imbalance charges were incurred as a result of Mobile Gas's actions or inactions, then Mobile Gas shall pay for such imbalance charges, or reimburse Customer for such imbalance charges paid by Customer to the third party transporter or supplier.

9.4 Whenever the Customer's nominated gas volume is delivered to the Mobile Gas' System at the Point of Delivery and is not in balance with the gas utilized by the Customer at the Point of Redelivery, for reasons other than curtailment by Mobile Gas, the Customer is deemed to be "Out of Balance". Gas available for redelivery to customer but not utilized by Customer is Out of Balance gas and is not subject in any way to remedies set forth in Section 9.6. Delivered gas which is not available for redelivery to Customer due to curtailment by Mobile Gas is not deemed to be Out of Balance gas.

9.5 In the event that Mobile Gas is unable to redeliver Gas to Customer as provided in this Agreement for any reason, the following procedures shall apply:

                  (a) Mobile Gas will notify Customer immediately of the anticipated level of curtailment of Customer's Contract Demand, and the specific causes of such curtailment;

                  (b) Mobile Gas will notify Customer as soon as practicable as to all measures which Mobile Gas will undertake to eliminate and/or mitigate the curtailment of Customer's Contract Demand, and will consider and respond to all input received from Customer in a timely manner concerning such elimination and/or mitigation measures.


9.6 Whenever the gas to be delivered to the Mobile Gas System is deemed insufficient to meet the expected demands of customer's requirements on the Mobile Gas System and Mobile Gas is required to curtail services to Customer hereunder to comply with applicable law and governmental regulations, Mobile Gas shall pay Customer for any Gas received by Mobile Gas for the account of Customer at the Point of Delivery which Mobile Gas delivers to another customer on the Mobile Gas System as a result of such curtailment on the Mobile Gas System. The amount to be paid by *** shall be equal to ***. The *** with respect to *** means ***.


                               ARTICLE X - NOTICES

10.1 Whenever any notice, request, demand, statement or payment is required or permitted to be given under any provision of this Agreement, unless expressly provided otherwise, such notice shall be in writing, signed by or on behalf of the person giving the same, and shall be deemed to have been given and received upon the actual receipt (including the receipt of a telecopy or facsimile of such notice) at the address of the parties as follows:


For Billing:

Mobile Gas:                                                   Customer:
Mobile Gas Service Corporation                                Mobile Energy LLC
P. O. Box 2248                                                650 Dundee Road, Suite 350
Mobile, Alabama 36652                                         Northbrook, Illinois 60062
                                                              Attn: Plant Manager

For Contract Administration:

Mobile Gas:                                                   Customer:

Mobile Gas Service Corporation                                Coral Energy Resources, L.P.
P.O. Box 2248                                                 909 Fannin, Suite 700
Mobile, Alabama 36652                                         Houston, Texas 77010
Attn: Director, Industrial Services                           Attn: Mobile Energy Account Manager

                                                              with copy to:

                                                              Mobile Energy LLC
                                                              650 Dundee Road, Suite 350
                                                              Northbrook, Illinois 60062
                                                              Attn: Fuels Manager

For Operational Matters:

For Mobile Gas:                                               For Customer:

Mobile Gas Services Corporation                               Mobile Energy LLC
P. O. Box 2248                                                650 Dundee Road, Suite 350
Mobile, Alabama 36652                                         Northbrook, Illinois 60062
Attn: Gas Control Department                                  Attn: Plant Manager
Telephone: (334) 476-2120                                     Telephone: (847) 559-9800
Telecopy: (334) 476-8292                                      Telecopy: (847) 559-1805



10.2 The parties may in addition, according to the procedure of 10.1, from time to time designate and furnish to the other in writing the name(s), address(es), and fax number(s), of the person or persons responsible for natural gas nominations. Any party may change its address and the other foregoing information with respect to such party by providing written notice thereof to the other party in the manner provided above.

                          ARTICLE XI - ENTIRE AGREEMENT

11.1 This instrument embodies the entire agreement and understanding between the parties hereto. There are no agreements, understandings, conditions, warranties, or representatives, oral or written, express or implied, with reference to the subject matter hereof that are not merged herein or superseded hereby.


                            ARTICLE XII - DISCLOSURE

12.1 Mobile Gas understands and agrees that Customer's Transporter shall have the right to audit Customer's records (including measurement and custody transfer data provided to Customer by Mobile Gas) to confirm Customer's use of the Gas delivered to the Point of Delivery is in conformity with Customer's agreement with Customer's Transporter.

12.2 Mobile Gas shall at all times, for a period of at least three (3) years from the month in which transportation service was provided, maintain accurate books and accounts, in accordance with generally accepted accounting principles, of its costs, fees and charges of any nature invoiced to Customer hereunder. Customer or its designated representatives shall at all reasonable times have the right to audit such books and accounts to verify all such costs, fees, and charges including without limitation the gas balance, receipt and delivery records. After three (3) years, all books and accounts are deemed final, except to the extent that an exception or dispute has been raised with respect to any cost, fee, charge or other item therein within said three (3) year period.

12.3 Mobile Gas further understands and agrees that Customer will disclose the terms and provisions of this Agreement to International Paper Company for the purpose of enabling International Paper Company to audit the actual cost of fuels and transportation of fuels used to produce steam and electricity for sale by Customer to International Paper Company.

                     ARTICLE XIII - MISCELLANEOUS PROVISIONS

13.1 If, on any Day, Customer takes unauthorized volumes of Gas, Customer shall pay to Mobile Gas, as damages, any commercially reasonable additional direct costs incurred by Mobile Gas. The payment of damages for unauthorized volumes by Customer shall not under any circumstances, be considered as giving Customer the right to take unauthorized volumes, nor shall such payment be considered as a substitute for any other remedies available to Mobile Gas against Customer for failure to respect its obligations to adhere to the provisions of its contract with Mobile Gas. In the event, Mobile Gas incurs any penalties and/or commercially reasonable direct costs or expenses resulting from the Customer being over or under nominated for any period of time, the Customer shall reimburse Mobile Gas for such cost, expenses and/or penalties.

13.2 (a) Gas delivered will be measured through one or more meters installed and maintained by Mobile Gas. Mobile Gas will inspect such meters from time to time, and shall keep such measuring equipment accurate and in repair. Mobile Gas shall give customer reasonable notice of tests conducted on measuring equipment in order that, if Customer desires, Customer may have its representative present. Upon written request of the Customer, Customer may challenge the accuracy of such measuring equipment and, when challenged, the equipment shall be tested, calibrated, and repaired by Mobile Gas. Customer shall bear the cost of such special tests requested by Customer if the measuring equipment is found to be accurate to the extent that it affects the measuring accuracy by an amount of two percent (2%) or less. Otherwise, Mobile Gas shall bear such cost.

         (b) If, upon any test, the measuring equipment of Mobile Gas at any point is found to be inaccurate in the aggregate by one percent or more, measurement or registration thereof and any payment based upon such measurements or registrations will be corrected at the rate of such inaccuracy for any period of inaccuracy which is definitely known or agreed upon, or if not known or agreed upon, then for a period extending back one-half of the time elapsed since the Day last calibrated. Following any test, any measuring equipment found to be inaccurate to any degree will be adjusted immediately to measure accurately. If, for any reason, any meter is out of service or out of repair so that the quantity of Gas delivered or redelivered through such meter cannot be ascertained or computed from the readings thereof, the quantity of Gas so delivered during the period such meter is out of service or out of repair will be estimated and agreed upon by the parties hereto on the basis of the best available data, using the first of the following methods that is feasible:

                  (i) by using the registration of any check measuring equipment of Customer, installed and registering; or

                  (ii) by correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation; or

                  (iii) by estimating the quantity of receipts or deliveries from preceding periods under similar conditions when the meter was registering accurately.

         (c) Customer may, at its option and expense, install and operate a check meter to check Mobile Gas's meter, but measurement of Gas delivered to Customer, for the purpose of this Agreement shall be by Mobile Gas's operated metering only, except to the limited extent provided in clause (b) above. Any check meter installed shall be of standard type and shall be subject at all reasonable times to inspection or examination by Mobile Gas, but the testing, reading, calibration and adjustment thereof and changing of charts shall be done only by the employees or agents of Customer.

         (d) Mobile Gas shall install, own, and operate types of meters and chromatography in general use and acceptance in the industry to measure gas redelivered hereunder.

         (e) Mobile Gas shall provide a signal or signals, including gas flow, pressure, and analysis data from its measurement equipment, such that the Customer may monitor the gas flow.

13.3 (a) Mobile Gas agrees to protect, defend, indemnify, and hold harmless the Customer, its officers, directors, agents, contractors and/or employees from and against any claims, demands, losses, damages, suits and expenses, for damages and/or injury to persons and/or property which may be brought against Customer, its officers, directors, agents, contractors and/or employees arising out of, or resulting from, the transportation of natural gas from the Point of Delivery to the Point of Redelivery pursuant to the terms and conditions expressed herein, except to the extent of damages and injuries caused by the negligence of Customer.

         (b) Customer agrees to protect, defend, indemnify, and hold harmless Mobile Gas, its officers, directors, agents, contractors, and/or employees from and against any claims, demands, losses, damages, suits and expenses, for damages and/or injury to persons and/or property which may be brought against Mobile Gas, its officers, directors, agents, contractors and/or employees arising out of, or resulting from, the transportation of natural gas by Customer or its agents or contractors (other than Customer's Transporter) to the Point of Delivery and from the Point of Redelivery to and through its Plant and facilities, except to the extent of damages and injuries caused by the negligence of Mobile Gas. It is expressly understood and agreed that Customer shall have no liability or responsibility to Mobile Gas for (and shall not be obligated to defend, indemnify or hold harmless Mobile Gas or any other person on account of) any actions or omissions of Koch or any other Customer's Transporter.

13.4 (a) Customer warrants for itself, its successors and assigns, that it will have at the time of delivery of gas for transportation hereunder good title or valid right to deliver such gas hereunder; that the gas it delivers hereunder shall be free and clear of all liens, encumbrances, or claims whatsoever; and that it will indemnify Mobile Gas and save it harmless from all claims, suits, actions, damages, costs and expenses arising directly or indirectly from or with respect to the title to gas tendered to Mobile Gas hereunder.

         (b) As between Customer and Mobile Gas, Customer shall be in control and possession of the gas transported hereunder prior to delivery to Mobile Gas at the Point of Delivery and after delivery by Mobile Gas to Customer at the Point of Redelivery, and Mobile Gas shall be in control and possession of the gas after the receipt of the same at the Point of Delivery and until delivery by Mobile Gas to Customer at the Point of Redelivery. The risk of loss for all gas transported hereunder shall be and remain with the party having control and possession of the gas as herein provided.

13.5 The authorized agents of Mobile Gas shall have, at all times, the right of access to the easements to be provided pursuant to Section 4.3 for the purpose of examining and inspecting such meters and/or for other necessary purposes.

13.6 Mobile Gas agrees to transport additional volumes of Gas to Customer for a period of up to 45 days beyond the termination of this Agreement in order to bring into balance any imbalance that exists at the termination of this Agreement.

13.7 This Agreement shall not be assigned or transferred by either party without prior written consent of the other party, which consent shall not be unreasonably withheld. Provided, however, that either party may assign this Agreement to any person with equal or greater creditworthiness which is a successor owner or operator upon written notice to, but without consent of the other party. Furthermore, Customer shall have the express right to assign, mortgage and/or pledge Customer's rights and interests in and under this Agreement to, and/or create security interests, liens, and/or other encumbrances in Customer's rights and interests in and under this Agreement in favor of, any lenders who have provided financing for the construction or operation of the Customer Facility. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto.

13.8 In the event one or more of the provisions contained herein shall for any reasons be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

13.9 Any changes, modifications or alterations of this Agreement shall not be effective unless in writing, signed by authorized representatives of the parties hereto in accord with Section 10.1, and no course of dealing between the parties shall be construed to alter the terms hereof, except as expressly stated herein.

13.10 Customer has designated Coral Energy Resources L.P. ("Coral") as its agent for the purpose of locating, processing and arranging for delivery of gas to Customer's plants Coral shall act for Customer in giving and receiving notices and nominations, negotiating and administering this Agreement, and for any other purpose as may be authorized by Customer. Customer may designate a new agent from time to time by giving Mobile Gas written notice in accordance with Article X, and authorization of Coral to act as agent for Customer thereupon, shall cease and the new agent shall have such authority.

13.11 This Agreement is subject to the rules and orders of the Alabama Public Service Commission.

13.12 This Agreement is contingent upon approval by the Alabama Public Service Commission. Immediately upon the execution of this Agreement and notwithstanding the condition precedent in Section 2.4 on Customer's obligations under this Agreement, Mobile Gas shall make and diligently prosecute with the Alabama Public Service Commission all filings and take all other commercially reasonable actions which are required to obtain the approval of this Agreement by the Alabama Public Service Commission. Mobile Gas shall provide Customer a copy of the Alabama Public Service Commission's final, *** order approving this Agreement *** from the date of this Agreement.

13.13 Customer shall provide Mobile Gas an executed confirmed irrevocable letter of credit or an executed irrevocable Surety Bond, naming Mobile Gas Service Corporation as beneficiary, providing for the payment of Exit Fees in the amounts and for the corresponding periods contained in Exhibit C. The financial institution issuing the letter of credit and/or the surety bond company must be acceptable to Mobile Gas in its reasonable sole discretion.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its officer thereunto duly authorized as of the date first above written.

WITNESS:                              MOBILE GAS SERVICE CORPORATION

/s/ Cathering Korte                   By: /s/ W.G. Coffeen, III
-------------------                      ---------------------------------------
                                      Its: Vice President of Corporate
                                          --------------------------------------
                                           Development & Planning
                                          --------------------------------------

                                      MOBILE ENERGY LLC
                                      By: SkyGen Investors LLC, its managing
WITNESS:                                  member,
                                      By: SkyGen Energy LLC, its managing member

/s/ T. E. M.                          By: /s/ Michael Polsky
-------------------                      ---------------------------------------

                                      Its:  President
                                          --------------------------------------

                                    EXHIBIT A

                         MOBILE GAS SERVICE CORPORATION

                        TRANSPORTATION SERVICE CONDITIONS


1.       SPECIAL TRANSPORTATION RATE

         *** per MMBtu *** from the Point of Delivery under Paragraph 4.A below to the Point of Redelivery.

2.       MINIMUM BILLING

         For each Contract Year, the minimum *** bill for transportation of the Contract Demand *** an amount equal to ***. If *** the *** minimum bill shall be ***

              ***

              ***


4.       POINT OF DELIVERY

         Whistler Junction Point of Delivery: Customer's Transporter shall make delivery of nominated volumes up to the Contract Demand to the following Point of Delivery: the Mobile Gas interconnection with Koch at Whistler Junction (Koch SLN 2460) or any other mutually agreed points during the term of this Agreement.


5.       RATE ADJUSTMENT

         The transportation rate of *** per MMBtu shall be adjusted (***) annually to be effective for transportation services hereunder on and after January 1 of each succeeding Contract Year of this Agreement.

         The *** adjustment shall be ***. *** is defined for this purpose to be *** (as determined by reference to *** in each *** (as determined by reference to ***). Expressed mathematically:

              ***

         As used herein, the term *** refers to ***, including any and all ***. By way of reference, ***.

         Notwithstanding anything contained herein to the contrary, ***. In no event shall ***.

                                    EXHIBIT B

                             ADDITIONAL DEFINITIONS


         "Btu" means the amount of energy required to raise the temperature of one pound of pure water one degree Fahrenheit from 58.5 degrees Fahrenheit to
59.5 degrees Fahrenheit at a constant pressure of fourteen and seventy-three hundredths pounds per square inch absolute (14.73 psia).

         "Customer's Transporter" means the pipeline delivering Gas to Mobile Gas for the account of Customer at the Point of Delivery.

         "Day" means a 24 hour period, ending at 9:00 a.m., local time in Mobile, Alabama, on any calendar day.

         "Contract Year" shall mean any period containing 12 consecutive calendar months beginning on the first day of the Primary Term, or any annual anniversary thereof, and continuing through the last day of the 12th succeeding calendar month following the 1st day of the Primary Term, or any anniversary thereof.

         "Gas" means methane and other gaseous hydrocarbons meeting the quality standards and specifications, including specifications with regard to caloric value, applicable to the Point of Delivery contained in the FERC or Alabama Public Service Commission Gas tariff of Customer's Transporter, as such provisions may be changed from time to time.

         "MMBtu" means one million Btus.

                                    EXHIBIT C

                                    EXIT FEES

If this Agreement is terminated and an Exit Fee is due in accordance with
Section 2.6, such Exit Fee shall be determined as provided in this Exhibit C.

Time of Termination                               Exit Fee Due
-------------------                               ------------
***                                               ***

Notwithstanding the above, in the event this Agreement is terminated subsequent to the "Financing Date" as defined in Section 2.4 but prior to the commencement of performance testing by Customer, ***. The Parties further agree that no exit fees shall be due if: (i) Customer *** its inability to obtain financing ***, or
(ii) Mobile Gas fails to provide Customer a copy of the Alabama Public Service Commission's *** order approving this Agreement *** from the date of this Agreement.